Exhibit 4.2

$160,000,000

Headwaters Incorporated

2.50% Convertible Senior Subordinated Notes due 2014

Registration Rights Agreement

January 22, 2007

J.P. Morgan Securities Inc.

As Representative of the Initial Purchasers
270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Headwaters Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to the initial purchasers (the “Initial Purchasers”) listed on Schedule 1 to the purchase agreement dated January 16, 2007 (the “Purchase Agreement”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”), $160,000,000 aggregate principal amount of its 2.50% Convertible Senior Subordinated Notes due 2014 (the “Notes”), upon the terms and subject to the conditions set forth in the Purchase Agreement.

In satisfaction of a condition to the obligations of the Initial Purchasers under the Purchase Agreement, the Company agrees with the Initial Purchasers, for the benefit of the holders (including the Initial Purchasers) of the Notes and the Shares (as defined below), as follows:

1.                     Certain Definitions.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.  For purposes of this Registration Rights Agreement, the following terms shall have the following meanings:

(a)           “Additional Interest” has the meaning assigned thereto in Section 2(e).

(b)           “Additional Interest Payment Date” has the meaning assigned thereto in Section 2(e).

(c)           “Affiliate” has the meaning set forth in Rule 405 under the Securities Act, except as otherwise expressly provided herein.

(d)           “Agreement” means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.

(e)           “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(f)            “Closing Date” means the date on which any Notes are initially issued.

(g)           “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

(h)           “Company” has the meaning specified in the first paragraph of this Agreement.

(i)            “Deferral Notice” has the meaning assigned thereto in Section 3(b).

(j)            “Deferral Period” has the meaning assigned thereto in Section 3(b).

(k)           “Effective Period” has the meaning assigned thereto in Section 2(a).

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m)          “Holder” means each holder, from time to time, of Registrable Securities (including the Initial Purchasers).

(n)           “Indenture” means the Indenture dated as of January 22, 2007 among the Company and Wells Fargo Bank, National Association, as Trustee, pursuant to which the Notes are being issued.

(o)           “Initial Purchasers” has the meaning specified in the first paragraph of this Agreement.

(p)           “Material Event” has the meaning assigned thereto in Section 3(a)(iii).

(q)           “Majority Holders” shall mean, on any date, Holders of the majority of the Shares constituting Registrable Securities hereunder; for the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be the Holders of the number of Shares equal to the applicable Conversion Rate (as defined in the Indenture) as of such date multiplied by the aggregate number of $1,000 principal amount of Notes held by such Holder.

(r)            “NASD” shall mean the National Association of Securities Dealers, Inc.

(s)           “Notes” has the meaning specified in the first paragraph of this Agreement.

(t)           “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A to the Offering Memorandum.

(u)           “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

(v)           “Offering Memorandum” means the Offering Memorandum dated January 16, 2007 relating to the offer and sale of the Notes.

(w)          “Person” means a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

(x)            “Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

(y)           “Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.

(z)            “Registrable Securities” means the Securities; provided, however, that such Securities shall cease to be Registrable Securities when (i) such Securities shall cease to be outstanding (including, in the case of the Notes, upon conversion into Shares); (ii) a registration statement registering such Securities under the Securities Act has been declared or becomes effective and such Securities have been sold or otherwise transferred or disposed of by the Holder thereof pursuant to such effective registration statement; (iii) such Securities are sold or distributed pursuant to Rule 144 under circumstances in which any legend borne by such Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed pursuant to the Indenture; or (iv) such Securities are eligible to be sold pursuant to Rule 144(k) or any successor provision (assuming such Securities are not then owned, and were not previously owned in the immediately preceding two-year period, by an Affiliate of the Company).

(aa)        “Registration Default” has the meaning assigned thereto in Section 2(e).

(bb)         “Registration Expenses” has the meaning assigned thereto in Section 5.

(cc)         “Restricted Securities” has the meaning set forth under Rule 144.

(dd)         “Rule 144,” “Rule 144A,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act.

(ee)        “Securities” means, collectively, the Notes and the Shares.

(ff)           “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(gg)         “Shares” means the shares of Common Stock of the Company (as defined in the Indenture), into which the Notes are convertible or that have been issued upon any conversion of Notes.

(hh)        “Shelf Registration Statement” means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments and any additional information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the shelf registration statement pursuant to Rules 430A, 430B or 430C, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

(ii)           “Special Counsel” shall have the meaning assigned thereto in Section 5.

(jj)           “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

(kk)        “Trustee” shall have the meaning assigned such term in the Indenture.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.  Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

2.                     Registration Under the Securities Act.

(a)           The Company agrees to file under the Securities Act as soon as practicable, but in any event within 90 days after the Closing Date, a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission; provided that such registration statement shall be an “automatic shelf registration statement,” as such term is defined in Rule 405 under the Securities Act, if the Company is eligible to use automatic shelf registration statements at the time of filing.  If the Shelf Registration Statement is not an automatic shelf registration statement, the Company agrees to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as promptly as possible, but in any event no later than 180 days after the Closing Date.  Subject to the Company’s right to suspend use of the Shelf Registration Statement under Section 3(b), the Company agrees to use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (i) the second anniversary of the Closing Date or (ii) such time as each of the Registrable Securities covered by the Shelf Registration Statement ceases to be a Registrable Security (as defined herein) (the “Effective Period”).

(b)           The Company further agrees that it shall cause the Shelf Registration Statement, the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, and as of the date of any such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company agrees to furnish to the Holders of the Registrable Securities seeking to sell Securities pursuant to such amendment or supplement, and to any other Holder, such number of copies as such Holders may reasonably request of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act or Securities Act filing otherwise publicly available through links on the Company’s website or in the Commission’s EDGAR database.  If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company shall use commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c)           Notwithstanding any other provision hereof, no Holder of Registrable Securities shall be entitled to include any of their Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company the Notice and Questionnaire and such other information in writing as the Company may reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein.  The Company shall issue one or more press releases through a reputable national newswire service of its filing of (or intention to designate an automatic shelf registration statement as) the Shelf Registration Statement and of the anticipated filing date thereof.   In order to be named as a selling securityholder in the Prospectus at the time it is first made available for use, each Holder must furnish the completed Notice and Questionnaire and such other information that the Company may reasonably request in writing, if any, to the Company in writing no later than the tenth Business Day prior to the effective date of the Shelf Registration Statement.

(d)           From and after the date the Shelf Registration Statement is initially effective, the Company shall, as promptly as is practicable after the date a proper Notice and Questionnaire is delivered, and in any event within (x) ten (10) Business Days after the date such Notice and Questionnaire is received by the Company or (y) if a Notice and Questionnaire is so received during a Deferral Period, the later of the tenth (10th) Business Day after the date such Notice and Questionnaire is received by the Company or the fifth (5th) Business Day after the expiration of such Deferral Period,

(i)            if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement and such amendment is not automatically effective, use commercially reasonable efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable;

(ii)           provide such Holder with as many copies of any documents filed pursuant to Section 2(d)(i) as such Holder may reasonably request in connection with the Securities covered by such Holder’s Notice and Questionnaire; and

(iii)          notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(b).  Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared or otherwise become effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(d).

(e)           If any of the following events (any such event a “Registration Default”) shall occur, then additional interest (the “Additional Interest”) shall become payable by the Company to Holders in respect of the Notes as follows:

(i)            if the Shelf Registration Statement is not filed with the Commission within 90 days following the Closing Date (other than a Registration Default relating to a failure to file a Shelf Registration Statement with respect to the Shares), then commencing on the 91st day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Notes at a rate of 0.25% per annum for the first 90 days following such 90th day and at a rate of 0.5% per annum thereafter; or

(ii)           if the Shelf Registration Statement has not become or is not declared effective by the Commission within 180 days following the Closing Date (other than a Registration Default relating to a failure to have a Shelf Registration Statement effective with respect to Shares), then commencing on the 181st day after the Closing Date, Additional Interest shall accrue on the principal amount of the outstanding Notes at a rate of 0.25% per annum for the first 90 days following such 180th day and at a rate of 0.5% per annum thereafter; or

(iii)          if the Company has failed to perform its obligations set forth in Section 2(d) hereof within the time periods required therein, then, commencing on the first day after the date by which the Company was required to perform such obligations, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities and for which a Holder has delivered a Notice and Questionnaire under Section 2(d) with respect to which the Company has failed to perform its obligations set forth in Section 2(d) hereof, at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;

(iv)          if the Shelf Registration Statement has become or been declared effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than a Registration Default relating to a failure to have a Shelf Registration Statement effective with respect to Shares) or pursuant to Section 3(b) hereof), then, commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Notes at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.5% per annum thereafter; or

(v)           if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(b) hereof, then, commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.5% per annum thereafter;

provided, however, that the Additional Interest rate on the Notes shall not exceed in the aggregate 0.5% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.5% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.5% per annum; provided further, however,that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the performance by the Company of its obligations set forth in Section 2(d) hereof (in the case of clause (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iv) above), (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(b) to be exceeded (in the case of clause (v) above) or (6) the earlier of (A) the second anniversary of the Closing Date or (B) when the Notes are no longer Registrable Securities (in the case of each of clauses (i) – (v) above), Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue.

Additional Interest on the Notes, if any, will be payable in cash on February 1 and August 1 of each year (the “Additional Interest Payment Date”) to holders of record of outstanding Notes that are Registrable Securities at the close of business on January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant interest payment date in the manner and subject to the exceptions provided for the payment of regular interest on the Notes as set forth in the Indenture; provided that in the case of an event of the type described in clause (iii) above, such Additional Interest shall be paid only to the Holders of Restricted Securities.  Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Notes that are Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest).

Additional Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company shall notify the Trustee immediately upon the happening of each and every Registration Default.  The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest.  Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(e). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

3.                  Registration Procedures.

The following provisions shall apply to the Shelf Registration Statement filed pursuant to Section 2:

(a)           The Company shall:

(i)            before filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Initial Purchasers copies of all such documents proposed to be filed and use commercially reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Initial Purchasers reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers;

(ii)           use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement and file with the Commission any other required document as may be necessary to keep such Shelf Registration Statement continuously effective until the expiration of the Effective Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Shelf Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented;

(iii)          as promptly as reasonably practicable, notify the Notice Holders of Registrable Securities (A) when such Shelf Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same is declared or has become effective (provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Securities Act filing otherwise publicly available through the links on the Company’s website or in the Commission’s EDGAR database), (B) of any request, following the effectiveness of the Shelf Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or written threat of anyproceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a “Material Event”) as a result of which any Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Shelf Registration Statement or Prospectus, as the case may be, no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading), (F) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement (other than for the purpose of naming a Notice Holder as a selling security holder therein) will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 3(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(b) shall apply or (G) at any time when a Prospectus is required (or but for the exemption contained in Rule 172 would be required) to be delivered under the Securities Act, that the Shelf Registration Statement, Prospectus, Prospectus amendment, supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

(iv)          prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to register or qualify, or cooperate with the Notice Holders of Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as any such Notice Holders reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Shelf Registration Statement; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Shelf Registration Statement and the related Prospectus; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

(v)           use commercially reasonable efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement or any post-effective amendment thereto, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

(vi)          upon reasonable notice, for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the Effective Period, (i) make reasonably available for inspection by a representative of, and Special Counsel acting for, Majority Holders of the Securities being sold and any underwriter (and its counsel) participating in any disposition of Securities pursuant to such Shelf Registration Statement (collectively, the “Shelf Inspectors”), all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries and (ii) use commercially reasonable efforts to have its officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Shelf Registration Statement, in each case as is reasonable and customary for similar “due diligence” examinations; provided, however, that with respect to any Special Counsel engaged by the Majority Holders, the foregoing inspection and information gathering shall be coordinated by one counsel designated by the Majority Holders and provided further that as a condition to the Company’s obligations under this clause (vi), the Shelf Inspectors shall expressly agree to maintain disclosed information in confidence to the extent the Company’s disclosure of such information to the Shelf Inspectors would otherwise violate Regulation FD of the Commission;

(vii)         if requested by Majority Holders of the Securities being sold in an underwriting, its Special Counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use commercially reasonable efforts to cause (i) its counsel to deliver an opinion relating to the Shelf Registration Statement and the Securities in a customary form, (ii) its officers to execute and deliver all customary documents and certificates requested by the Majority Holders of the Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) its independent registered public accounting firm to provide a comfort letter or letters relating to the Shelf Registration Statement in a reasonable and customary form, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72 or any successor statement thereto, covering matters of the type customarily covered in comfort letters in connection with secondary underwritten offerings;

(viii)        if reasonably requested by the Initial Purchasers or any Notice Holder as a result of the “due diligence” examinations referred to in Section 3(a)(vi) above, promptly incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(a)(viii) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(ix)           as promptly as practicable furnish to each Notice Holder and the Initial Purchasers, upon their request and without charge, at least one (1) conformed copy of the Shelf Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders or the Initial Purchasers a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website or in the Commission’s EDGAR database;

(x)            during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Shelf Registration Statement, upon their request and without charge, as many copies of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein and subject to applicable law;

(xi)           cooperate with the Notice Holders to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such denominations as permitted by the Indenture and registered in such names as the Holders thereof may request in writing at least three (3) Business Days prior to sales of Securities pursuant to such Shelf Registration Statement; and

(xii)          not use, authorize the use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the

Securities Act, in connection with the offering or sale of the Securities, without the consent of Holders of Registrable Securities who are seeking to sell Securities pursuant to the Shelf Registration Statement or relevant supplement or amendment thereto, which consent shall not be unreasonably withheld.

(b)           Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) above, subject to the second sentence of this provision, as promptly as practicable prepare and file an amendment to such Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Shelf Registration Statement and Prospectus so that such Shelf Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered or made available to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Shelf Registration Statement, subject to the second sentence of this provision, use commercially reasonable efforts to cause it to be declared effective or otherwise become effective as promptly as practicable and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a “Deferral Notice”).  The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Shelf Registration Statement and any Prospectus is suspended (the “Deferral Period”), without the Company incurring any obligation to pay Additional Interest pursuant to Section 2(e), shall not exceed one hundred and twenty (120) days in the aggregate in any twelve (12) month period.  The

Company need not specify the nature of the event giving rise to a Deferral Notice in any notice to holders of the Registrable Securities of the existing of a Deferral Notice.

(c)           Each Holder of Registrable Securities agrees that upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder (i) shall have received copies of such amended or supplemented Prospectus (including copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus) required under clause (i) of Section 3(b) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice and (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Shelf Registration Statement may continue.

(d)           The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) is being effected to furnish to the Company such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act.

(e)           The Company shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods.

(f)            The Company shall provide a CUSIP number for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of such Shelf Registration Statement and provide the Trustee and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(g)           The Company shall use commercially reasonable efforts to provide such information as is required for any filings required to be made with the NASD.

(h)           Until the expiration of the Effective Period, the Company will not, and will not permit any of its Affiliates, to the extent the Company controls such Affiliates, to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

(i)            The Company shall use commercially reasonable efforts to cause the Indenture to be qualified under the Trust Indenture Act in a timely manner and shall enter into any necessary supplemental indentures in connection therewith.

(j)            The Company shall enter into such customary agreements and take such other reasonable and lawful actions in connection therewith (including those requested by the Majority Holders of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

4.                     Holders’ Obligations.

(a)           Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence.  Each Notice Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Notice Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Notice Holder or such Notice Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Notice Holder or such Notice Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company (i) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Notice Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be reasonably required to be disclosed in the Shelf Registration Statement under applicable law.  Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, causing to be delivered, or, if permitted by applicable law, making available, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within ten (10) Business Days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold in compliance with applicable law and this Agreement.

(b)           Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading. Each Holder further agrees that such Holder will not make any offer relating to the Registrable Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Company.

5.                     Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly after request being made therefor all fees and expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 3(a)(v) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus, each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of one counsel for all Holders of Registrable Securities retained in connection with the Shelf Registration Statement, as selected by the Company (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Majority Holders shall select such counsel for the Holders) (“Special Counsel”), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor.  Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions and placement agent fees and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

6.                     Indemnification.

(a)           The Company shall indemnify and hold harmless each Notice Holder (including, without limitation, any Initial Purchaser), its Affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Notice Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6 and Section 7 as an “Indemnified Holder”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Indemnified Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any Prospectus forming part thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by that Indemnified Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information provided by such Indemnified Holder in its Notice and Questionnaire or otherwise provided by such Indemnified Holder in writing to the Company expressly for use therein.  This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

(b)           Each Notice Holder shall indemnify and hold harmless the Company, its Affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 6(b) and Section 7 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Shelf Registration Statement or any Prospectus forming part thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished to the Company by the Notice Holder in its Notice and

Questionnaire or otherwise in writing by such Notice Holder expressly for use therein, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Notice Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Notice Holder from the sale of Securities pursuant to such Shelf Registration Statement.  This indemnity agreement will be in addition to any liability which any such Notice Holder may otherwise have.

(c)           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph 6(a) or 6(b) above, the indemnified party shall promptly notify the person against whom such indemnification may be sought in writing of such suit, action, proceeding, claim or demand; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 6.  If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others entitled to indemnification pursuant to this Section 6 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and more than 30 days after notice of such settlement is received by the indemnifying party and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           The provisions of this Section 6 and Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Notice Holder, the Company, or any of the indemnified Persons referred to in this Section 6 and Section 7, and shall survive the sale by a Notice Holder of Securities covered by the Shelf Registration Statement.

7.                     Contribution.

If the indemnification provided for in Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total net proceeds (before deducting expenses) received by such Holder upon a resale of the Securities, on the other, bear to the total gross proceeds from the sale of all Securities pursuant to the Shelf Registration Statement in the offering of the Securities from which the contribution claim arises.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any information contained in the relevant Notice and Questionnaire supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Notice Holders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Securities they have sold pursuant to the Shelf Registration Statement and not joint.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 7, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.                     Information Requirements.

The Company covenants that, if at any time before the end of the Effective Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder and take such further action as any Holder may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A and customarily taken in connection with sales pursuant to such exemptions.  Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company’s most recent report filed pursuant to Section 13 or Section 15(d) of Exchange Act.  Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

9.                     Miscellaneous.

(a)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Securities being sold by such Holders pursuant to the Shelf Registration Statement.  Notwithstanding the foregoing sentence, (i) this Agreement may be amended by written agreement signed by the Company and the Initial Purchasers, without the consent of the Holders of Registrable Securities, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Registrable Securities.  Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(a), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(b)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(1)           If to the Company, initially at the address set forth in the Purchase Agreement;

(2)           If to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

(3)           If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one (1) Business Day after being delivered to a next-day air courier; five (5) Business Days after being deposited in the mail, if being delivered by first-class mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c)           Successors and Assigns.  This Agreement shall be binding upon the Company and each of its successors and assigns.  Any person who purchases any Registrable Securities from the Initial Purchasers shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchasers.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Securities, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable

Securities in violation of the terms of the Indenture.  If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)           Remedies.  In the event of a breach by the Company or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations hereunder for which Additional Interest has been paid pursuant to Section 2 hereof), will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(h)           No Inconsistent Agreements.  The Company represents, warrants and agrees that (i) it has not entered into and shall not on or after the date of this Agreement enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof and (ii) without limiting the generality of the foregoing, without the written consent of the Majority Holders, it shall not grant to any Person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(i)            No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders of Restricted Securities in such capacity) shall have the right to include any securities of the Company in any Shelf Registration Statement other than Registrable Securities.

(j)            Severability.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any term, provision, covenant or restriction that may be hereafter declared invalid, illegal, void or unenforceable.

(k)           Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

(l)            Securities Held by the Company, etc.  Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its Affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(m)          Termination.  This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effective Period, except for any liabilities or obligations under Sections 4, 5, 6 and 7 hereof and the obligations to make payments of and provide for Additional Interest under Section 2(e) hereof to the extent such damages accrue prior to the end of the Effective Period, each of which shall remain in effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

Very truly yours,

HEADWATERS INCORPORATED

By:
Name:
Title:

Accepted:  January 22, 2007

By:  J.P. MORGAN SECURITIES INC.

  As Representative of the

  several Initial Purchasers listed

  in Schedule 1 to the Purchase
  Agreement

By:
Name:
Title: